UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Dot Hill Systems Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DOT HILL SYSTEMS CORP.

1351 South Sunset Street

Longmont, Colorado 80501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 2, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dot Hill Systems Corp., a Delaware corporation (the “Company”). The meeting will be held on May 2, 2011 at 8:30 a.m. local time at our office located at 1351 South Sunset St., Longmont, Colorado, 80501 for the following purposes:

1. To elect the two nominees for director named herein to hold office until the 2014 Annual Meeting of Stockholders.

2. To approve the Company’s 2009 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,000,000 shares.

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

6. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 16, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders to be held on May 2, 2011 at 8:30 a.m. local time at 1351 South Sunset St., Longmont, Colorado, 80501.

The proxy statement and annual report to stockholders are available at http://www.proxyvote.com. The Board of Directors recommends that you vote FOR three years as the preferred frequency of non-binding advisory votes to approve executive compensation and FOR each of the other proposals identified above.

By Order of the Board of Directors

/s/ DANA W. KAMMERSGARD

Dana W. Kammersgard

President and Chief Executive Officer

Longmont, Colorado

March 25, 2011

Our 2010 Annual Report, which includes financial statements, is being mailed with the proxy statement accompanying this notice. Kindly notify Dot Hill Systems Corp., Investor Relations Department, 1351 South Sunset Street, Longmont, CO 80501, telephone (800) 704-3171, if you did not receive a report and a copy will be sent to you.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as instructed in the proxy statement accompanying this notice as promptly as possible in order to ensure your representation at the meeting, or you may vote over the telephone or the internet by following the instructions in the proxy statement accompanying this notice on your proxy card. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DOT HILL SYSTEMS CORP.

1351 South Sunset Street

Longmont, Colorado 80501

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

In this proxy statement, “Dot Hill,” “the Company,” “we,” “us” and “our” refer to Dot Hill Systems Corp. and its wholly-owned subsidiaries.

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Dot Hill is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about March 25, 2011 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on May 2, 2011 at 8:30 am local time at our office located at 1351 South Sunset St., Longmont, Colorado, 80501. Directions to the annual meeting may be found at http://www.dothill.com/company/locations/ltc_directions.htm. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 16, 2011, the record date for the annual meeting, will be entitled to vote at the annual meeting. On this record date, there were 56,404,151 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2011 your shares were registered directly in your name with Dot Hill’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on March 16, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of the Board of Directors’ nominees, Dana W. Kammersgard and Richard Mejia, Jr., to hold office until the 2014 Annual Meeting of Stockholders;

•	Approval of the proposed 8,000,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2009 Equity Incentive Plan;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission, or SEC, rules;

•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and

•

Ratification of selection by the Audit Committee of the Board of Directors of Deloitte and Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 1, 2011 to be counted.

•

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 1, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dot Hill. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 16, 2011, the record date for the annual meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director; “For” the approval of a share increase in the number of shares of common stock authorized for issuance under the Company’s 2009 Equity Incentive Plan; “For” the advisory approval of the compensation of our named executive officers and “For” three years as the preferred frequency of advisory votes to approve executive compensation; and “For” the ratification of the selection of Deloitte & Touche LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 1351 South Sunset Street, Longmont, Colorado 80501.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 26, 2011, to the Company’s Secretary at 1351 South Sunset Street, Longmont, Colorado 80501. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on December 26, 2011 and no earlier than November 26, 2011. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and, except in the case of the proposal regarding frequency of stockholder advisory votes to approve executive compensation, will have the same effect as “Against” votes. Broker non-votes and, in the case of the proposal regarding frequency of stockholder advisory votes to approve executive compensation, abstentions will have no effect and will not be counted towards the vote total.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, for the first time, under a new amendment to the NYSE rules, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2, the proposed 8,000,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2009 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•

Proposal No. 3, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal No. 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. Abstentions and Broker non-votes will have no effect.

•

To be approved, Proposal No. 5, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 56,404,151 shares outstanding and entitled to vote. Thus, the holders of 28,202,076 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall be divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Our Board of Directors currently consists of five members. There are two directors in the class whose term of office expires at the 2011 Annual Meeting of Stockholders, Dana W. Kammersgard and Richard Mejia, Jr. Each of the nominees named above is currently a director of the Company who was previously elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or represented by proxy and they are entitled to vote at the meeting. The two nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. The two nominees have consented to be named in this proxy statement and agreed to serve as directors if elected, and our management has no reason to believe that the two nominees will be unable to serve. We invite all of our directors and nominees for director to attend our annual meeting of stockholders. All of our then directors attended our 2010 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of February 1, 2011 for the nominees for director and each director whose term will continue after the 2011 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Position
Charles F. Christ	71	Chairman of the Board
Dana W. Kammersgard	55	President, Chief Executive Officer and Director
Thomas H. Marmen	67	Director
Richard Mejia, Jr.	62	Director
Roderick M. Sherwood, III	57	Director

Nominees for Election for a Three-Year Term Expiring at our 2014 Annual Meeting of Stockholders

Dana W. Kammersgard has served as our President since August 2004. In March 2006, Mr. Kammersgard was appointed as a member of our Board of Directors and our Chief Executive Officer and President. From August 1999 to August 2004, Mr. Kammersgard served as our Chief Technical Officer. Mr. Kammersgard was a founder of Artecon, Inc., our predecessor company, and served as a director from its inception in 1984 until the merger of Artecon with Box Hill Systems Corp. to become Dot Hill in August 1999. At Artecon, Mr. Kammersgard served in various positions since 1984, including Secretary and Senior Vice President of Engineering from March 1998 until August 1999 and as Vice President of Sales and Marketing from March 1997 until March 1998. Prior to co-founding Artecon, Mr. Kammersgard was the Director of Software Development at CALMA, a division of General Electric Company. Mr. Kammersgard holds a B.A. in Chemistry from the University of California, San Diego. The Nominating and Corporate Governance Committee believes Mr. Kammersgard’s experience as a founder of Artecon, his knowledge of storage technology and the storage industry, as well his experience of leading operations, sales and marketing and software and hardware development give him the breadth of knowledge and leadership capabilities to serve as the Company’s Chief Executive Officer and President and as a member of the Board of Directors.

Richard Mejia, Jr. has served as a member of our Board of Directors since September 2008. In July 2008, Mr. Mejia retired from the San Diego office of Ernst & Young, LLP, a public accounting firm, after 38 years of service where he served as partner for the last 25 years. During his 20 years in San Diego, his focus was on technology and life sciences companies and he held practice leadership positions for the Pacific Southwest area of the firm. He has extensive experience with mergers and acquisitions, securities offerings and other private and public financings. He has also worked closely with public company boards in implementing corporate governance initiatives and compliance requirements. Mr. Mejia holds a B.S. in Accounting from the University of Southern California. The Nominating and Corporate Governance Committee believes that Mr. Mejia’s vast experience in public accounting as a Certified Public Accountant and mergers and acquisitions and financings give him the financial expertise and breadth of knowledge to serve as a director of the Company and to provide direction and oversight to the Company’s financial reporting and business controls and the governance framework established within the Company.

Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

Thomas H. Marmen has served as a member of our Board of Directors since November 2008. Mr. Marmen has over 30 years of experience in the storage and semiconductor manufacturing industries. During his career, he has been involved with various start ups, global enterprises and turnaround situations. Most recently, from April 2006 to April 2007, Mr. Marmen served as the President and Chief Executive officer of TimeLab Corporation, a semiconductor company. Prior to joining TimeLab, from January 2001 to December 2005, he was vice President and General Manager for Broadcom Corporation, a broad-based semiconductor provider, where he was responsible for all aspects of the storage line of business including marketing, engineering and technical support for end-users. Mr. Marmen has also held various positions at other companies including RAIDCore Corp. where he was the company’s Chief Executive Officer, Quantum Corp. where he served as Senior Vice President and General Manager for the High End Storage Division, Adaptec Inc. as its Corporate Vice President in the Enterprise Solutions Group and Materials Research Corporation (a subsidiary of SONY Corp.) as President and Chief Executive officer. In addition he spent 18 years at Digital Equipment Corporation holding various management positions in the company’s storage, memory, disk drive and semiconductor businesses. Mr. Marmen formerly served as the Lead Director at Ciprico Inc., which voluntarily filed for Chapter 11 bankruptcy in July 2008. The Nominating and Corporate Governance Committee believes that Mr. Marmen’s storage and technology experience, including his prior Chief Executive Officer and other executive level operations experience, give him a breadth of knowledge and valuable understanding of our industry which qualify him to serve as a director.

Roderick M. Sherwood, III has served as a member of our Board of Directors since June 2006. Mr. Sherwood has served as President and Chief Financial Officer of Westwood One, Inc., a radio and TV content provider and broadcasting company, since 2008. From 2005 to 2008, Mr. Sherwood served as Chief

Financial Officer, Operations for The Gores Group, LLC, a private equity firm. From 2002 until 2005, Mr. Sherwood was Senior Vice President and Chief Financial Officer for Gateway, Inc. where he was responsible for corporate financial operations, processes and controls, treasury activities and cost reduction programs. He was also integrally involved in Gateway’s acquisition of eMachines. Prior to his tenure with Gateway, Mr. Sherwood was Executive Vice President and Chief Financial Officer for Opsware, Inc. (formerly Loudcloud, Inc.). Mr. Sherwood has over 25 years experience in successful financial and operations capacities for companies such as Chrysler Corporation and Hughes Electronics Corporation. Mr. Sherwood received his MBA degree from Harvard Business School and holds an Honors Bachelor of Arts Degree, with Distinction, in Economics from Stanford University. The Nominating and Corporate Governance Committee believes that Mr. Sherwood’s financial and operational experience in numerous roles including Chief Financial Officer for public companies in the technology industry, in private equity and more recently as President and Chief Financial Officer of a public company, give him the financial and operational expertise and breadth of knowledge to serve as a director of the Company and provide direction and oversight to the Company’s financial reporting and business controls environment and operating functions of the Company.

Director Continuing in Office Until the 2013 Annual Meeting of Stockholders

Charles F. Christ has served as our Chairman of the Board since July 2000. From 1997 to 1998, Mr. Christ served as President, Chief Executive Officer and a director of Symbios, Inc. (acquired by LSI Logic in 1998), a designer, manufacturer and provider of storage systems, as well as client-server integrated circuits, cell-based applications-specific integrated circuits and host adapter boards. He was Vice President and General Manager of the Components Division of Digital Equipment Corp. (DEC), where he launched and managed StorageWorks, DEC’s storage division. Mr. Christ received an M.B.A. degree from Harvard Business School, and completed his undergraduate degree earning a Bachelor in Industrial Engineering at General Motors Institute, now known as Kettering University. The Nominating and Corporate Governance Committee believes that Mr. Christ’s storage technology experience, including his prior executive level leadership and Chief Executive Officer experience, give him the operational expertise, breadth of knowledge and valuable understanding of our industry which qualify him to serve as a director and to lead the Board of Directors as Chairman.

Named Executive Officers and Key Employees

The following is biographical information as of February 1, 2011 for our executive officers and key employees not discussed above.

Name	Age	Position	Officer or Key Employee Since
Hanif I. Jamal(1)	50	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	July 2006
James Kuenzel(2)	57	Senior Vice President of Engineering	February 2006
Ernest Hafersat(2)	61	Senior Vice President of Worldwide Manufacturing, Operations and Supply Base Management	March 2008

(1)	Named executive officer.

(2)	Key employees.

All officers are elected by our Board of Directors and serve at the pleasure of our Board of Directors as provided in our bylaws.

Hanif I. Jamal has served as our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary since July 2006. Prior to joining Dot Hill, Mr. Jamal served as Vice President and Corporate Treasurer for Gateway Inc., a provider of computer related products and services, from 2004 to 2006. Prior to joining

Gateway in 2002, Mr. Jamal served in a number of leadership positions over 17 years with Hewlett-Packard Company in their customer financing division, HP Technology Finance. Mr. Jamal led HP’s customer financing operations in North America, Latin America and Europe and was also Vice President and General Manager for HP’s Commercial and Consumer Financing Division. In 1998, he established Hewlett-Packard International Bank in Dublin, Ireland, and served as Managing Director through 2000. Jamal holds an MBA from Stanford Graduate School of Business and a Bachelor of Science degree, with Honors, in Management Sciences from the University of Manchester Institute of Science and Technology in the United Kingdom.

James Kuenzel has served as our Senior Vice President of Engineering since February 2006. Mr. Kuenzel joined Dot Hill after leaving Maranti Networks Inc., a provider of storage networking products, where he began his tenure in 2002 as Vice President of Engineering and then was appointed to President and Chief Operating Officer. Mr. Kuenzel has also held Vice President of Engineering positions at McData Corporation, Cabletron Systems, Inc. and Digital Equipment Corporation. Mr. Kuenzel attended Georgetown University Extension, University of Wisconsin Extension, and holds an A.A. in Electronics from Philco Ford Technical Institute.

Ernest Hafersat has served as our Senior Vice President of Worldwide Manufacturing, Operations and Supply Base Management since November 2008 and previously served as our Vice President of Worldwide Manufacturing Operations and Supply Base Management since March 31, 2008. Mr. Hafersat joined Dot Hill after leaving Western Digital Corporation, a designer, manufacturer and provider of storage systems, where he held senior level positions in operations and engineering from 2005 to 2008. Prior to Western Digital, Mr. Hafersat was Vice President, Manufacturing Operations & Program Management for Carrier Access Corp. Previous positions include Vice President, Operations for Vari-l Corp., Vice President and General Manager at Read-Rite Corp., Philippines, Senior Director, Engineering/ NPI at Maxtor Corp. and Director of Engineering at Hyundai Semiconductor-Korea. Mr. Hafersat has overseen operations, supply base management, global supplier quality and engineering for both domestic and international multi-site facilities. His international experience includes China, Pacific Rim countries, Mexico and Costa Rica. Mr. Hafersat has a BSIE/BSEE from Waterbury State Technical University, and attended University of Hartford and Rennsslaer Polytechnic Institute with credits toward an MBA.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Kammersgard, our President and Chief Executive Officer, who is not an independent director by virtue of his employment with the Company. In making this determination, the Board found that none of the directors or the nominees for director, with the exception of Mr. Kammersgard, had a material or other disqualifying relationship with the Company.

Board Leadership Structure

Our Board of Directors has an independent chair, Mr. Christ, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. However, the Board reserves the right to modify this policy based on changes in our organization or business environment. The Board believes continued flexibility with respect to separating or combining the roles is the best approach at this time so as to provide the most appropriate leadership structure as we continue to undergo rapid growth and are required to adapt and respond to new challenges and a rapidly changing business and regulatory environment.

In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. The Chairman of the Board also communicates with the Chief Executive Officer on a regular basis. This structure ensures a greater role of oversight for the independent directors with the Chairman of the Board serving as a key interface between the independent directors and our management. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and operational risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and the selection of prospective Board members and their qualifications. Our Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board reviews typically on a quarterly basis, the most critical risks facing the company and associated mitigation plans and meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. The board also reviews at least annually a succession plan for the companies named executive officers. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board of Directors and Board and Committee Member Attendance

The Board of Directors met eight times during fiscal 2010. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served and held during the portion of fiscal 2010 for which he was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal 2010, the Company’s independent directors met in regularly scheduled executive sessions at which only independent directors were present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards.

Information Regarding Committees of the Board of Directors

The Board has three regularly standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2010 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Charles Christ	X	X	(*)
Thomas H. Marmen		(*)
Richard Mejia Jr.	X		X
Roderick M Sherwood, III	(*)	X	X
Total meetings in fiscal 2010	5	7	5

(*)	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Audit Committee met five times during the fiscal year ended December 31, 2010. During fiscal 2010, the Audit Committee consisted of Joe Markee and Messrs. Mejia and Sherwood and Kimberly Alexy, with Mr. Sherwood serving as Chair. Ms. Alexy and Mr. Markee ceased serving as directors and members of the Audit Committee after the 2010 Annual Meeting of Stockholders. Mr. Christ joined the Audit Committee in March 2011.

The functions of the Audit Committee include, among other things: overseeing our corporate accounting and financial reporting process, the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the registered public accountants engaged as our independent auditors; providing oversight assistance with respect to ethical compliance programs as established by management and our Board of Directors; evaluating the performance of our independent auditors; determining whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors; reviewing and approving the retention of our independent auditors to perform any proposed permissible non-audit and audit-related services; monitoring the rotation of partners of our independent auditors on our engagement team as required by law; reviewing and approving the financial statements to be included in our Annual Report on Form 10-K; discussing with our management and our independent auditors the results of our annual audit and the results of our quarterly financial statements; reviewing and approving related party transactions; and providing oversight of the internal audit and risk advisory function, establishing an internal audit plan, and reviewing the results of our internal audits, process improvements and Sarbanes-Oxley testing of our internal controls. The committee reviews and monitors risks facing Dot Hill and management’s approach to addressing these risks, including significant financial and liquidity risks and exposures and risks relating to litigation and other proceedings and regulatory matters that may have a significant impact on Dot Hill’s financial statements. The committee reviews all significant financial press releases and management’s earnings calls scripts to ensure that management is presenting a balanced perspective of the Company’s historical and potential future performance. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, tax or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (meeting the requirements for independence currently set forth in Rule 5605(c)(2)(A)(i) of the NASDAQ Marketplace Rules). The Board of Directors has also determined that each of Messrs. Mejia and Sherwood qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Messrs. Mejia’s and Sherwood’s level of knowledge and experience based on a number of factors, including their formal education and experience in financial investment firms, as a partner at Ernst & Young LLP and as a Chief Financial Officer for public reporting companies, respectively.

As part of our effort to continually improve the Company’s risk management and internal processes and controls, with the support of the Audit Committee, management engaged KPMG Advisory Services, or KPMG, in 2008 to assist us with establishing an internal risk advisory function. The risk advisory group was tasked for 2010, to assist the Company with Sarbanes-Oxley Section 404 assistance. KPMG’s appointment in 2008 was a proactive step that we took to create an internal risk advisory function, consolidate our Sarbanes-Oxley testing activities and enable us to better coordinate Sarbanes-Oxley testing with our external auditors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. During 2010, the members of the Audit Committee were Messrs. Markee, Mejia, and Sherwood and Ms. Alexy. Ms. Alexy and Mr. Markee ceased serving as directors and members of the Audit Committee after the 2010 Annual Meeting of Stockholders. Mr. Christ joined the Audit Committee in March 2011.

The Board has determined that all members of the Audit Committee are independent (meeting the requirements for independence currently set forth in Rule 5605(c)(2)(A)(i) of the NASDAQ Marketplace Rules).

Management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent auditors. The Audit Committee is not, however, employed by Dot Hill, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the

PCAOB in Rule 3200T. In addition, the Audit Committee, with and without management present, discussed and reviewed the scope, plan and results of the independent accountants’ examination of the financial statements. Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board concurred in such authorization.

Audit Committee

Roderick M. Sherwood, III, Chairman

Richard Mejia, Jr.

Charles Christ

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Compensation Committee met seven times and acted by written consent two times during the fiscal year ended December 31, 2010. During 2010, the members of the Compensation Committee were Ms. Alexy and Messrs. Christ, Markee, Marmen and Sherwood. Ms. Alexy served as Chair until she ceased serving as a director after the 2010 Annual Meeting of Stockholders, at which time Mr. Marmen began serving as Chair. Mr. Markee ceased serving as a director and a member of the Compensation Committee after the 2010 Annual Meeting of Stockholders, at which time Messrs. Christ and Sherwood joined the Compensation Committee. The functions of the Compensation Committee include, among other things: reviewing and approving our overall compensation strategy and policies; reviewing and approving corporate performance goals and objectives relevant to the compensation of our named executive officers; reviewing and approving the compensation and other terms of employment of our named executive officers; recommending the compensation of our non-employee directors; and administering our stock option and purchase plans, deferred compensation plans and other similar programs. The Compensation Committee also reviews and composes with management our Compensation Discussion and Analysis.

At minimum, the Compensation Committee meets once each quarter and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer and the Chief Financial Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding their compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During fiscal 2010, the Compensation Committee engaged Consult RJ as compensation consultants to review the compensation data for Chief Executive Officers and Chief Financial Officers of the following peer companies in the hardware industry: Adaptec Inc., Brocade Communications Systems, Inc., Emulex Corporation,

QLogic Corporation, Quantum Corporation, LSI Corporation, Compellent Technologies Inc., 3PAR Inc., Super Micro Computer Inc., Epicor Software Corporation, Rackable Systems Inc. (formerly Silicon Graphics Inc.) and Overland Storage Inc. In addition the compensation committee and RJ Consult reviewed compensation data from the Radford’s Global Technology Survey for the following categories: Survey Totals—Revenues of $200 million to $499.9 million, Semiconductors—Revenues of $200 million to $1.0 billion, Software—Revenues of $200 million to $1.0 billion, Northern California—Revenues of $200 million to $1.0 billion, Total US except Northern California—Revenues of $200 million to $1.0 billion and the average of these five indices.

We have adopted a stock option and grant policy pursuant to which the Compensation Committee approves all stock option grants to employees and officers to purchase shares of Dot Hill’s common stock. Pursuant to the policy, the Compensation Committee generally will meet once a quarter prior to general public release of Dot Hill’s annual or quarterly revenues and earnings for such period to approve recommended stock option grants. The effective date for the approved stock options will be the third business day after the general public release of Dot Hill’s annual or quarterly revenues and earnings, as applicable, following the applicable Compensation Committee meeting. The Compensation Committee may vary this procedure if it determines those applicable circumstances, such as public disclosure requirements or other factors, justify doing so. The exercise price for the stock option grants will be set at the fair market value of our common stock on the effective date of grant. Under our current equity incentive plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the last market trading day prior to such date.

Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on such date, or if such date is not a trading day, the last market trading day prior to such date. All stock option grants to directors under the Directors’ Plan are made automatically in accordance with the terms of the Directors’ Plan. In addition, the Compensation Committee approves all restricted stock awards to employees, officers and directors, which are generally approved at times consistent with our stock option grant policy, provided, however, that restricted stock awards are generally effective on the date of approval by the Compensation Committee.

Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth fiscal quarter of the prior year and the first quarter of the current year. In establishing the compensation plans for the named executive officers and their performance objectives, the Compensation Committee evaluates how these plans may incent risk taking by management. Accordingly, most of the incentive based compensation for our named executive officers is based on the financial plan for the Company for the applicable fiscal year. The plan is targeted towards incentivizing management to appropriately balance short-term and long-term objectives, but not to encourage management to take unnecessary risk in achieving their objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and promotions, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels through the use of peer and industry benchmarking data as guidelines and the establishment of performance objectives for the current year. For named executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Compensation Committee considers the achievement of specific performance objectives, review of peer and industry benchmarking data and performance evaluations to determine any adjustments to compensation as well as awards to be granted. In February 2011, the board solicited feedback from all board members on the Chief Executive Officer’s performance through a standardized questionnaire. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, spreadsheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant and in conjunction with the Compensation Committee.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail under the heading “Compensation Discussion and Analysis.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, the members of the Compensation Committee were Ms. Alexy and Messrs. Christ, Markee, Marmen and Sherwood. Ms. Alexy served as Chair until she ceased serving as a director after the 2010 Annual Meeting of Stockholders, at which time Mr. Marmen began serving as Chair. Mr. Markee ceased serving as a director and a member of the Compensation Committee after the 2010 Annual Meeting of Stockholders, at which time Messrs. Christ and Sherwood joined the Compensation Committee. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Compensation Committee

Thomas H. Marmen, Chairman

Charles Christ

Roderick M. Sherwood III

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2010. During fiscal 2010, the Nominating and Corporate Governance Committee consisted of Messrs. Christ, Mejia and Sherwood and Ms. Alexy, with Mr. Christ serving as Chair. Ms. Alexy ceased serving as a director and a member of the Nominating and Corporate Governance Committee after the 2010 Annual Meeting of Stockholders. The functions of the Nominating and Corporate Governance Committee include, among other things: overseeing all aspects of our corporate governance functions on behalf of the Board, including procedures for compliance with significant applicable legal, ethical and regulatory requirements that affect corporate governance; making recommendations to the Board regarding corporate governance issues; identifying, reviewing and evaluating candidates to serve as our directors, including candidates submitted by our stockholders; serving as a focal point for communication between such candidates, non-committee directors and our management; recommending candidates to the Board; reviewing and overseeing our management succession planning; and making such other recommendations to the Board regarding affairs relating to our directors as may be needed.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, relevant business experience, skills and such other factors as it deems appropriate given the current needs of the Board of Directors and Dot Hill, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any other relevant considerations.

The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, and differences in viewpoints. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity and does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board of Directors are also considered.

When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors and the Company at that time, given the then current mix of director attributes.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

At this time, the Nominating and Corporate Governance Committee has not adopted a policy to consider director candidates recommended by stockholders, in part because to date, the Nominating and Corporate Governance Committee has not received a director nominee from any stockholder, including any stockholder or stockholders holding more than five percent of our voting stock. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications With The Board Of Directors

Persons interested in communicating their questions, concerns or issues to our Board of Directors or our independent directors may address correspondence to the Board of Directors, a particular director or to the independent directors generally, in care of Dot Hill Systems Corp. at 1351 South Sunset Street, Longmont, Colorado 80501. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Board or the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.dothill.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN

Overview

Our Board of Directors is requesting stockholder approval of an amendment (the “Amendment”) to the Dot Hill Systems Corp. 2009 Equity Incentive Plan to, among other things; add an additional 8,000,000 shares to the number of shares of common stock authorized for issuance under the 2009 Plan.

On March 1, 2011, our Board of Directors unanimously approved the Amendment, subject to stockholder approval. The Board of Directors believes that the 2009 Plan is an integral part of our long-term compensation philosophy and the Amendment is necessary to continue providing the appropriate levels and types of equity compensation for our employees, consultants and directors. We refer to the 2009 Equity Incentive Plan herein as the “2009 Plan.” We also maintain the Dot Hill Systems Corp. Amended and Restated 2000 Non-Employee Directors’ Stock Option Plan (the “Director Plan”), which we use to grant stock options to our directors.

Why we are asking our stockholders to approve the Amendment

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees, consultants and directors. Approval of the Amendment will allow us to continue to grant stock options and other equity awards at levels our Compensation Committee determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. The Amendment allows us to continue to utilize a broad array of equity incentives with flexibility in designing equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

We believe it is critical for our long-term success that the interests of our employees, consultants and directors are tied to our success as “owners” of our business. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. We believe we must continue to offer a competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

Burn Rate

Over the last three years, we have maintained an average equity award burn rate of 6.36% per year. We calculate our burn rate as shares covered by new equity awards granted during each year as a percentage of the weighted average common shares outstanding during the year. Shares underlying performance-based or market condition-based equity awards are included in our burn rate in the year in which such awards are granted and deplete the share reserve of our equity incentive plans as of the end of such year. As shown in the following chart, in our three-year average burn rate calculation we apply a multiplier of 1.5 to stock awards other than stock options and stock appreciation rights (“Full-Value Grants”) so the “Total Awards Granted” is the sum of the number of “Option Grants” plus 1.5 times the number of “Full-Value Grants” each year:

Year Ended December 31,	Option Grants	Full-Value Award Grants	Total Awards Granted	Weighted Average Common Shares Outstanding	Burn Rate
2010	1,103,834	2,056,026	4,187,873	53,015,000	7.9%
2009	189,500	1,522,128	2,472,692	47,094,000	5.25%
2008	2,240,000	332,128	2,738,192	46,136,000	5.94%
Three year average burn rate					6.36%

Important Aspects of our 2009 Plan Designed to Protect our Stockholders’ Interests

The 2009 Plan was unanimously adopted by our Board of Directors on April 27, 2009 and approved by our stockholders on June 15, 2009 at our 2009 Annual Meeting. We included certain provisions in the 2009 Plan that were designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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Flexibility in designing equity compensation scheme. The 2009 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and performance-based cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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Broad-based eligibility for equity awards. We grant equity awards to a significant number of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

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Stockholder approval is required for additional shares. The 2009 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

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Repricing is not allowed. The 2009 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2009 Plan.

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Share counting provisions. The share reserve under the 2009 Plan is reduced one share for each share of common stock issued pursuant to a stock option or stock appreciation right and 1.2 shares (or, 1.5 shares, if this Proposal No. 2 is approved) for each share of common stock issued pursuant to restricted stock, restricted stock units, performance-based stock awards, or other stock awards. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

•	Seven Year Term. All equity awards granted under the 2009 Plan have a term of no more than seven years, thereby limiting the potential for unproductive overhang.

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Submission of 2009 Plan amendments to stockholders. The 2009 Plan requires stockholder approval for material amendments to the 2009 Plan, including as noted above, any increase in the number of shares reserved for issuance under the 2009 Plan.

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Reasonable limit on equity awards. The 2009 Plan limits the number of shares of common stock available for equity awards such that no employee may be granted an equity award covering more than to 2,000,000 shares in a calendar year.

General 2009 Plan Information

The 2009 Plan was the successor to and continuation of the Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan and the Dot Hill Systems Corp. 1995 Incentive Program, as Amended and Restated (the “Prior Plans”). All outstanding stock awards granted under the Prior Plans continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans, but no additional awards have been granted since June 15, 2009.

As of March 16, 2011, the total number of shares of our common stock available for issuance under the 2009 Plan is 1,746,907 shares plus the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at our Annual Meeting of Stockholders is required to adopt the amendment to the 2009 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Board of Directors recommends a vote “For” the amendment to the 2009 Plan.

Description of the 2009 Equity Incentive Plan

The material features of the 2009 Plan, as amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan, as amended. Stockholders are urged to read the actual text of the 2009 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Background and Purpose

The 2009 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock or other property.

The purpose of the 2009 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in recruiting new employees, consultants and directors, retaining the services of current employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the 2009 Plan will be 20,520,535. This share reserve consists of (a) 12,520,535 shares currently reserved for issuance under the 2009 Plan, plus (b) an additional 8,000,000 shares subject to approval of the stockholders at the Annual Meeting. In addition, the share reserve will be increased by the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans.

This aggregate number is referred to as the “Share Reserve.” The number of shares available for issuance under the 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.2 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards and, if this Proposal No. 2 is approved, after the date of the Annual Meeting, by 1.5 shares for each share of common stock issued pursuant to a restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan.

As of March 16, 2011, stock options to purchase approximately 6,349,986 shares were outstanding, awards other than stock options and stock appreciation rights covering an aggregate of 1,796,640 shares were outstanding and 523,124 shares were available for future grant under the Director Plan. The weighted average exercise price of all stock options outstanding as of March 16, 2011 was approximately $3.57 and the weighted average remaining term of such stock options was approximately 5.62 years. A total of 56,404,151 shares of our common stock were outstanding as of March 16, 2011.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the 2009 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the 2009 Plan. Any shares reacquired by us pursuant to our withholding obligations or as consideration for the exercise of a stock option or stock appreciation right shall not again become available for issuance under the 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2009 Plan.

To the extent there is a share of common stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award or other stock award and such share of common stock again becomes available for issuance under the 2009 Plan, then the number of shares of common stock available for issuance under the 2009 Plan shall increase by 1.5 shares.

Eligibility

Incentive stock options may be granted under the 2009 Plan only to our employees and employees of our affiliates. Our employees, consultants and directors and employees and consultants of our affiliates are eligible to receive all other types of awards under the 2009 Plan. As of March 16, 2011, approximately 309 employees, directors and consultants were eligible to participate in the 2009 Plan.

Administration

The 2009 Plan is administered by the Board of Directors, which may in turn delegate authority to administer the plan to a committee. The Board of Directors has delegated administration of the 2009 Plan to the Compensation Committee. Subject to the terms of the 2009 Plan, the Compensation Committee determines the recipients, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2009 Plan.

Repricing, Cancellation and Re-Grant of Stock Awards

The 2009 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan or cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of the common stock in exchange for cash or other stock awards under the 2009 Plan.

Vesting

Stock options granted under the 2009 Plan may become exercisable in cumulative increments, or “vest,” as determined by our Compensation Committee at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2009 Plan may be subject to different vesting schedules as our Compensation Committee may determine. The Compensation Committee also has flexibility to provide for accelerated vesting of equity awards in certain events.

Stock Options

Stock options may be granted under the 2009 Plan pursuant to stock option agreements. The 2009 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and non-statutory stock options, or NSOs. Generally, the exercise price for a stock option cannot be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below) the exercise price for an ISO may not be less than 110% of such fair market value. As of March 16, 2011, the closing price of our common stock as reported on the NASDAQ Stock Market was $2.35 per share.

In general, the term of stock options granted under the 2009 Plan may not exceed seven years. Except as explicitly provided otherwise in an option holder’s award agreement, stock options granted under the 2009 Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such stock option have passed; (iii) the participant is terminated for cause in which case the stock option will cease to be exercisable immediately upon the participant’s termination, or (iv) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. The amount of time allowable after termination to exercise a stock option may be extended if upon exercise the participant would be in violation of the registration requirements under the Securities Act. In such cases, the applicable period within which a participant may exercise a stock option after termination is extended to the time in which the exercise of the stock option would not be in violation of such laws or policies. In no event may a stock option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2009 Plan will be determined by the Compensation Committee and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the option holder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by the Compensation Committee.

Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an option holder may designate a beneficiary who may exercise the stock option following the option holder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our equity compensation plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate of ours unless the following conditions are satisfied:

•	the stock option exercise price must be at least 110% of the fair market value of the stock subject to the stock option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs shall be the number of shares of common stock in the Share Reserve. In addition, no employee may be granted stock options, stock appreciation rights, or other stock awards under the 2009 Plan covering more than 2,000,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted under the 2009 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Compensation Committee. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2009 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2009 Plan pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by the Compensation Committee, and shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by the Compensation Committee and contained in the stock appreciation rights agreement. Stock Appreciation Rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2009 Plan.

Performance- Based Awards

The 2009 Plan provides for the grant of two types of performance awards: performance-based stock awards and performance-based cash awards. Performance-based awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 2,000,000 shares of our common stock in the case of performance-based stock awards, or $2,000,000 in the case of performance cash awards.

Performance goals under the 2009 Plan are determined by the Board or the Compensation Committee, based on any one or more performance criteria, including but not limited to: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity;

(vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring or non-cash charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) the effects of changes to generally accepted accounting principles; (iv) the effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Compensation attributable to performance-based awards under the 2009 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the granting, payment or exercisability of the award that the performance goal has been satisfied.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2009 Plan. The Compensation Committee has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2009 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction, unless otherwise provided in a written agreement between us or any of our affiliates and the holder of the stock award, or expressly provided by the Board or the Compensation Committee at the time of grant of a stock award, in the event of a corporate transaction (as specified in the 2009 Plan and described below), all outstanding stock awards under the 2009 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with us or an affiliate of ours has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by us with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board or the Compensation Committee may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received (which may include any unvested portion of the stock award) upon exercise over any exercise price.

For purposes of the 2009 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale, lease or other disposition of all or substantially all of our assets, (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction in which we are not the surviving corporation, or (iv) a reverse merger, consolidation or similar transaction in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2009 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate of ours and the participant, but in the absence of such provision, no acceleration shall occur.

The acceleration of vesting of an award in the event of a corporate transaction or change in control under the 2009 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Dot Hill.

Plan Amendments

The Compensation Committee has the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the 2009 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2009 Plan as required by applicable law and listing requirements.

Plan Termination

Unless sooner terminated by the Board or the Compensation Committee, the 2009 Plan shall automatically terminate on the day before the tenth anniversary of the date the 2009 Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Non-statutory Stock Options

Generally, there is no taxation upon the grant of a NSO where the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the option holder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

Incentive Stock Options

The 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an option holder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2009 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162 Limitations

Compensation of persons who are “covered employees” of Dot Hill is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Compensation Committee to grant awards, including cash performance-based awards that will be exempt from the deduction limits of Section 162(m).

Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a Compensation Committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2010, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)	Weighted-average exercise price of outstanding stock options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,179,547	$3.57	5,785,085
Equity compensation plans not approved by security holders(2)	—	—	—
Total	6,179,547	$3.57	5,785,085

(1)	Includes the 2000 Plan, the 2009 Plan, the Directors’ Plan, and the 2000 Amended and Restated Employee Stock Purchase Plan, as amended. 3,209,895 shares under column (c) are attributable to the Amended Purchase Plan.

(2)	As of December 31, 2010, we did not have any equity compensation plans that were not approved by our stockholders.

All of our equity compensation plans have been approved by our stockholders.

New Plan Benefits

Awards under the 2009 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the Amendment. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2009 Plan, as amended. Information about awards granted under the 2009 Plan to the named executive officers in 2010 is reflected in the Summary Compensation Table included herein.

Required Vote and Recommendation of the Board of Directors

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 2 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

The Board of Directors believes that approval of Proposal No. 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2010 (collectively, the “Named Executive Officers) as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

The compensation of the Company’s Named Executive Officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of the Company’s Named Executive Officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. Please read the “Executive Compensation—Compensation Discussion and Analysis” beginning on page 36 of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of three years.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. After carefully taking into account various considerations described below, we believe that a triennial vote will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input. Our executive compensation program is administered by our Compensation Committee, as described in this proxy statement. Compensation decisions are complex and, with respect to our Named Executive Officers, are disclosed in our proxy statement. We believe that establishing a three-year time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and provide the Company time to consider, engage with and respond to stockholders, in terms of expressed concerns or other feedback. In addition, we also believe that a triennial vote more closely aligns with the multi-year performance cycle that the Company uses to reward long-term performance and is consistent with our long-term business strategy.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years, or abstaining from voting on the proposal on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company’s Named Executive Officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting shall be considered the frequency preferred by the stockholders.”

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every one year, every two years or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “THREE YEARS” ON PROPOSAL NO. 4.

PROPOSAL NO. 5.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the annual meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 1999. Representatives of Deloitte & Touche LLP are expected to be present at the 2011 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Dot Hill and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

In connection with the audit of the 2010 financial statements, and the review of the 2010 quarterly financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Deloitte & Touche LLP, the Company’s principal accountant, and its affiliates.

	Fiscal Year Ended December 31,
	2010	2009
Audit Fees(1)	$724,111	$955,700
Audit-related Fees	—	—
Tax Fees(2)	98,115	197,900
All Other Fees(3)	2,200	2,400

Total Fees	$824,426	$1,156,000

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., consents), assistance in responding to SEC comment letters and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for professional services rendered for tax compliance, tax advice and tax planning. The nature of these services was to prepare state and federal income tax returns and extensions for returns, to respond to requests related to various state and city audits and tax-related notices, to investigate various options related to international tax planning strategies, and to assist in determining appropriate structures for foreign branches and subsidiaries.

(3)	Represents fees for a subscription to Deloitte & Touche LLP’s accounting research tool during the fiscal years ended December 31, 2010 and 2009.

All fees described above were approved by the Audit Committee.

During the fiscal year ended December 31, 2010, none of the total hours expended on our financial audit by Deloitte & Touche LLP were provided by persons other than Deloitte & Touche LLP’s full-time permanent employees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte & Touche LLP. The Audit Committee’s approval of the scope and fees of the engagement of the independent auditor is given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 1, 2011 by: (i) each of our directors and nominees, (ii) each of our Named Executive Officers, (iii) all of our directors, nominees and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 56,326,482 shares outstanding on February 1, 2011, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 2, 2011, which is 60 days after February 1, 2011. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

	Beneficial Ownership(1)
Beneficial Owner(1)	Number of Shares	Percent of Total
Goldman Capital Management, Inc. 767 Third Avenue, 25th Fl New York, NY 10017	6,087,965	10.81%

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	3,016,832	5.36%

Dana Kammersgard(2)	1,526,575	2.66%
Hanif I. Jamal(3)	557,586	*
Charles Christ(4)	423,561	*
Richard Mejia, Jr.(5)	80,000	*
Roderick Sherwood, III(6)	120,000	*
Thomas H. Marmen(7)	80,000	*
All directors, nominees and executive officers as a group (six persons)(8)	2,787,722	4.94%

*	Less than one percent.

(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Dot Hill Systems Corp., 1351 South Sunset Street, Longmont, Colorado 80501.

(2)	Includes 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard, as to which shares Mr. Kammersgard disclaims beneficial ownership, 75,000 shares of performance-based restricted stock and options to purchase 1,040,936 shares exercisable within 60 days of February 1, 2011.

(3)	Includes 58,333 shares of performance-based restricted stock and options to purchase 452,603 shares exercisable within 60 days of February 1, 2011.

(4)	Includes options to purchase 218,000 shares exercisable within 60 days of February 1, 2011.

(5)	Includes options to purchase 70,000 shares exercisable within 60 days of February 1, 2011 (20,833 of which are unvested).

(6)	Includes options to purchase 110,000 shares exercisable within 60 days of February 1, 2011.

(7)	Includes options to purchase 70,000 shares exercisable within 60 days of February 1, 2011 (22,917 of which are unvested).

(8)	Includes options to purchase 1,961,539 shares exercisable within 60 days of February 1, 2011 (43,750 of which are unvested).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executive Officers for 2010 – Dana W. Kammersgard, President and Chief Executive Officer and Hanif I. Jamal, Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary. Our Compensation Committee is primarily responsible for decisions regarding compensation of our Named Executive Officers.

Executive Summary

Our goal is to provide a competitive total compensation package with significant emphasis on pay-for-performance. Accordingly, a significant portion of our executive officers’ compensation is contingent on the Company’s performance in order to drive accomplishments that enhance stockholder value and align the interests of our executives and our stockholders. This means that our executives will not realize the total potential value of their compensation package unless performance goals, the significant majority of which are directly tied to Company performance, are achieved. The Company remains committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of its business may result in highly variable compensation in any particular time period. The Compensation Committee gives careful consideration to the Company’s executive compensation program, including each element of compensation for each executive officer. The Compensation Committee believes our executive compensation program is reasonable in light of the programs of our peer group companies and the Company’s current financial position. The Compensation Committee believes that the programs used by our peer group companies should serve as a guide, but should not necessarily be the exact program that is used to compensate our Named Executive Officers. Our Compensation Committee also believes that our compensation program gives the executive officers appropriate incentives, based on each officer’s responsibilities, achievements and ability to contribute to the Company’s performance. We also believe that our executive officers and senior management make significant contributions toward creating stockholder value. Finally, we believe that the Company’s compensation structure and practices encourages management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

2010 Compensation Program Highlights:

•

A significant portion of our executive officers’ compensation is contingent on the Company’s performance. We granted restricted stock to our Named Executive Officers which vests based on the achievement of specified corporate objectives. We also granted stock options and time-based restricted stock awards. The economic benefit of these awards is directly linked with the performance of the Company and increasing stockholder value.

•

In connection with expense reduction measures, we reduced base salaries during 2010 and we eliminated the annual cash bonus program and previously approved “stretch cash bonus pool” for our Named Executive Officers. The Compensation Committee recognizes that based on the peer group benchmarks and guidelines, total expected cash compensation (base salary plus bonus) for 2010 for our Named Executive Officers is below the 25th percentile of these established benchmark guidelines. Based on our financial condition and operating results and the individual performances of our Named Executive Officers, we intend to restore this compensation gradually to reach our target philosophy to compensate them around the 50th percentile of these benchmarks.

•	In line with our pay-for-performance philosophy, we offer reasonable employment agreements that do not contain multi-year guarantees for salary increases or non-performance-based guaranteed bonuses.

•	Each of the Named Executive Officers is employed at will and is expected to demonstrate exceptional performance in order to continue serving as a member of the executive team.

•

We grant stock options and restricted stock under our 2009 Plan. The 2009 Plan prohibits the re-pricing, exchange or cashing out of stock awards, including stock options, without stockholder approval within 12 months prior to such re-pricing. We did not re-price any stock options in 2010, despite the fact that our executives hold stock options which are underwater. This reflects our commitment to our pay-for-performance philosophy.

•

We do not provide excessive severance or change of control arrangements which provide for cash payments exceeding three times an executive’s base salary and bonus. Our change of control arrangements with our Named Executive Officers provide for cash payments of up to a maximum of 1.25 times annual base salary (not including bonus) upon the occurrence of certain change of control events.

•	We do not provide any tax gross-up benefits for excise taxes associated with change of control compensation.

•

Our Compensation Committee regularly assesses the Company’s individual and total compensation programs against peer companies, the general marketplace and other industry data points and the Compensation Committee utilizes an independent consultant to engage in ongoing independent review of all aspects of our executive compensation programs. These inputs and data serve as guidelines to our Compensation Committee in determining the compensation programs and levels for our Named Executive Officers.

General

Our executive compensation structure is designed to attract, motivate and retain the services of executive management and to align the interests of our executives with those of our stockholders. We aim to provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual performance-based bonus and long-term and performance-based equity incentives. We place significant emphasis on pay-for-performance-based incentive compensation programs. These programs are designed to reward the achievement of corporate and individual goals. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Named Executive Officers.

Our executive compensation program has been designed by the Compensation Committee of our Board of Directors to:

•

Attract and retain highly skilled and experienced team members by targeting a compensation structure that is competitive with those offered by other companies with whom we compete for management talent;

•	Closely align compensation for our executive management team with our short-term and long-term performance;

•	Build stockholder value by providing incentives based on achievement of corporate goals;

•	Establish compensation programs that are equitable internally within Dot Hill; and

•	Provide differentiated compensation based on individual performance.

The Compensation Committee is comprised of independent directors within the meaning of the applicable SEC and NASDAQ rules. The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and Corporate Governance—Compensation Committee” and the Compensation Committee charter, which is available on our website at www.dothill.com. A primary responsibility of the Compensation Committee is to determine compensation for our Named Executive Officers, including reviewing and approving annual corporate and individual goals.

To aid the Compensation Committee in performing its duties, our Chief Executive Officer provides recommendations concerning the compensation of the executive officers, excluding himself. The Compensation Committee deliberates and discusses the performance of the Chief Executive Officer with input from the Board of Directors and is solely responsible for determining the Chief Executive Officer’s compensation. Additionally, each executive officer participates in establishing the key policies for Dot Hill as well as the objectives of our company as a whole. Likewise, our executive officers are asked to provide feedback on their own performance. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

We evaluate the achievement of our corporate and individual goals on a quarterly basis as well as at the end of the completed fiscal year. At the end of each quarter, we review the progress being made toward achievement of the corporate financial goals as well as each executive’s overall ongoing performance, if necessary. At the end of the year, we review final results versus goals and establish performance goals for the next fiscal year.

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we attempt to draw upon a pool of talent that is highly sought after by both large and established high tech companies. We believe we have competitive advantages in our ability to offer significant upside potential through long-term and performance-based equity incentives. Nonetheless, we must recognize market cash compensation levels and satisfy the day to day financial requirements of our candidates through competitive base salaries and performance-based bonuses. For 2010, we examined market data from various sources including Radford’s Global Technology Survey, proxy data from public competitors which includes storage and network companies, peer company data provided by Consult RJ, as well as information we generated internally as guidelines for establishing a compensation program and levels for our Named Executive Officers.

A comprehensive market review is conducted at least every other year, and in advance of determining compensation levels for key hires and promotions. Our management and Compensation Committee review survey data from these various sources prepared by Radford that analyzes various cross-sections of our industry, as well as relevant geographical areas. Barring extraordinary circumstances, our targeted guideline pay position to the market is around the 50th percentile for all compensation elements. Commencing in January 2011, the Compensation Committee engaged Radford, an Aon Consulting company, to provide an independent review of the peer group and to advise the Compensation Committee on any changes to be aligned with current best practices. Radford was then asked to independently collect and analyze market data to complete an analysis of our programs for the Named Executive Officers.

Role of our Independent Compensation Consultants

During fiscal 2010, the Compensation Committee directly engaged Consult RJ as compensation consultants to review the compensation data, including both cash and equity compensation, for Chief Executive Officers and Chief Financial Officers of the following companies in the hardware industry, with whom the Company competes for executive talent: Adaptec Inc., Brocade Communications Systems, Inc., Emulex Corporation, QLogic Corporation, Quantum Corporation, LSI Corporation, Compellent Technologies Inc., 3PAR Inc., Super Micro Computer Inc., Epicor Software Corporation, Rackable Systems Inc. (formerly Silicon Graphics, Inc.),

Falconstor Software, Inc., Double-Take Software, Inc. and Overland Storage Inc. In addition, the Compensation Committee reviewed compensation data from Radford’s Global Technology Survey for the following categories of companies: Survey Totals—Revenues of $200 million to $499.9 million, Semiconductors—Revenues of $200 million to $1.0 billion, Software—Revenues of $200 million to $1.0 billion, Northern California—Revenues of $200 million to $1.0 billion, Total US except Northern California—Revenues of $200 million to $1.0 billion and the average of these five indices.

As indicated above, in January 2011, the Compensation Committee engaged the services of Radford to conduct a competitive review and analysis of the current compensation arrangements for the Company’s Named Executive Officers. The review included assessments of Dot Hill’s compensation philosophy and peer group used to conduct compensation benchmarking assessments. In addition, the Compensation Committee asked Radford to perform a detailed examination and competitive assessment based on their recommended peer group for base salary, target total cash, actual total cash, long-term incentives, beneficial ownership, value of current executive holdings, overall equity usage and equity allocation.

In February 2011, Radford presented a recommended list of peer companies that included a broad group of technology companies. After discussion, the Compensation Committee decided that the peer list would include data storage companies, storage and systems management software companies, server and mainframe companies, a storage networking company, network access and communications devices companies, a computer networking company and a routing and switching company. Radford also suggested and the Compensation Committee agreed that these companies should have revenues generally in $100 million to $500 million range with some exceptions, with employee size between 150 and 1,000 with some exceptions to reflect organizational complexity and with market capitalization between $135 million and $500 million with some exceptions. Based on these parameters, the Compensation Committee elected to establish the following list of peer group companies that included: BigBand Networks, Inc., Communications Systems Inc., Digi International Inc., Echelon Corporation, Emulex Corporation., Extreme Networks Inc. Falconstor Inc., NetScout Systems Inc., OPNET Technologies, Quantum Corporation, Radisys Corporation, SeaChange International Inc., Silicon Graphics International Inc. STEC and Super Micro Computer Inc.

The Compensation Committee also elected to continue to target competitive positioning for base salary, target total cash which includes base salary and cash bonus and long-term equity incentives around the 50th percentile of the Company’s peer companies for 2011. These companies range from below to above market levels to attract and retain talent based on individual performance, experience and position criticality.

In March 2011, Radford presented their assessment to the Compensation Committee with specific recommendations to the Compensation Committee on where to set salary, incentives and equity grants for the Named Executive Officers for 2011.

Market Benchmarks and Other Considerations

Fiscal 2010

In the fourth quarter of 2009 and the first quarter of 2010, the Compensation Committee reviewed compensation data with Consult RJ for fiscal 2007-2009 for the following companies with whom the Company competes for executive talent: Adaptec Inc., Brocade Communications Systems, Inc., Emulex Corporation, QLogic Corporation, Quantum Corporation, LSI Corporation, Compellent Technologies Inc., 3PAR Inc., Super Micro Computer Inc., Epicor Software Corporation, Silicon Graphics International, Inc. (formerly Rackable Systems Inc.), Falconstor Software, Inc., Double-Take Software, Inc. and Overland Storage Inc. In addition, the Compensation Committee reviewed compensation data from the Radford Global Technology Survey for the following categories of companies: Survey Totals—Revenues of $200 million to $499.9 million, Semiconductors—Revenues of $200 million to $1.0 billion, Software—Revenues of $200 million to $1.0 billion, Northern California—Revenues of $200 million to $1.0 billion, Total US except Northern California—Revenues of $200 million to $1.0 billion and the average of these five indices. This competitive group and survey data served as a reference point and guideline for compensation decisions, and along with a number of other factors, including corporate financial performance and individual performance, was used by the Compensation Committee to set executive compensation, particularly with respect to establishing base salaries and maximum payouts on the performance-based cash bonus programs (which were ultimately cancelled). Management also recommended and the Compensation Committee adopted management’s recommendation, that it re-instate the performance-based cash bonus program for critical employees including the Named Executive Officers, but suggested that the target payout under this program be a maximum of 50% of the participating employees’ target cash bonus compensation. As with historical practice, performance-based cash bonuses were tied to both corporate financial performance as well as individual objectives for all employees other than the Chief Executive Officer. The Chief Executive Officer’s cash bonus will only be tied to corporate financial performance. The corporate financial performance criteria were mostly based the company’s 2010 Annual Operating Plan, which was approved by the Board of Directors.

In addition, management recommended and the Compensation Committee resolved to establish a “stretch cash bonus pool” of a maximum of $1 million that would only be funded if the Company achieved specific levels of non-GAAP EBITDA that exceeds the 2010 Annual Operating Plan. Any amounts earned from this “stretch cash bonus pool” would be shared by specified participants on a pro rata basis. The Named Executive Officers are among over 30 employees eligible to a cash distribution from this “stretch cash bonus pool.” The Chief Executive Officer’s and the Chief Financial Officer’s estimated share of this “stretch bonus pool” of a maximum of $1 million would have been 21% and 13% of the pool, respectively, if the plan had not been cancelled and had the company met the performance criteria for establishing the bonus pool.

The Compensation Committee also accepted management’s recommendation to continue a practice first established in fiscal 2009 to issue performance-based restricted stock as part of the long-term incentive compensation plan. As such all employees at the Vice President or above level and other key employees in the Company, including the Named Executive Officers, would receive long-term incentive compensation in the form of performance-based restricted stock, as well as stock options. The performance criteria for vesting the restricted stock are based on corporate financial goals for fiscal 2010. The performance-based restricted stock vests in two equal installments over two years based on the achievement of specific corporate objectives, as determined by the Board or the Compensation Committee subsequent to December 31, 2010, but no later than the date that our Annual Report on Form 10-K is filed with the SEC for the year ending December 31, 2010. The stock options vest over four years in accordance with the 2009 Plan. The Compensation Committee elected to accept management’s recommendation to issue stock options that vested over four years and to have the performance-based restricted stock vest over two years in order to create balance between short-term and long-term compensation.

In June 2010, management recommended and the Board and Compensation Committee approved expense reductions measures that included a 10% salary reduction for most employees at the Vice-President and above levels including our Named Executive Officers. In addition, most of the other employees were subject to a 5% reduction in base salary. Included in these expense reduction measures was the termination of the performance-based cash bonus program and the “stretch cash bonus pool.”

Components of Executive Compensation Program

To accomplish our executive compensation program objectives, compensation for our executive officers generally consists of the following components: base salary; annual bonus based on corporate and individual performance; and long-term equity incentives, such as stock options, restricted stock and performance-based restricted stock intended to provide long-term and performance-based incentives tied to corporate financial performance and increases in the value of our common stock and our performance generally. Prior to 2008, the Compensation Committee used stock options as the exclusive means to provide long-term equity incentives. However, in 2008, the Compensation Committee instituted the use of both time-based restricted stock and performance-based restricted stock tied to financial objectives.

In addition to the compensation set forth in our annual compensation programs, our executive officers are also entitled to potential payments upon specified terminations and in connection with a change of control event. Additionally, our executive officers are entitled to other benefits, such as medical insurance and 401(k) matching, that are generally available to our employees, and perquisites that may be available to select Named Executive Officers and key employees as well. Our Named Executive Officers and other key employees do not accrue vacation time. Instead, if they wish to take paid time off they are required to obtain agreement from their immediate supervisor.

Base Salary

Fiscal 2010

The amount of salary paid during 2010 to each of our Named Executive Officers is shown in the “Summary Compensation Table” below. The initial base salary for each executive officer was established after taking into account the officer’s qualifications, experience, prior salary, competitive salary information and internal equity. Each executive officer’s salary is reviewed annually by the Compensation Committee. In 2010, base salaries were determined by the Compensation Committee based on an assessment of the executive’s performance against job responsibilities, overall company performance and competitive salary information. In assessing competitive salary information, the Compensation Committee reviews and considers peer group information as described above, as a guideline to establishing base salary for each of the Named Executive Officers. Furthermore, when considering annual base salary increases, the Compensation Committee also considers total cash compensation, which is comprised of both base salary and the annual performance-based cash bonus described below.

In January 2010, the Compensation Committee approved the 2010 Executive Compensation Plan, which set forth executive compensation for Messrs. Kammersgard and Jamal. Messrs. Kammersgard and Jamal had not received an increase to their base salary since they assumed their roles within the Company in 2006. The Compensation Committee reviewed benchmark compensation data as described above in relation to each of their contributions to the Company and the performance of the Company in 2009, and, pursuant to the 2010 Executive Compensation Plan, accordingly increased Mr. Kammersgard’s base salary to $400,000 from $367,500 and Mr. Jamal’s base salary to $310,000 from $270,000. Effective July 1, 2010, Mr. Kammersgard and Mr. Jamal’s annual base salary were reduced by 10% to $360,000 and $279,000 respectively as part of the corporate wide expense reduction measures.

Fiscal 2011

In March 2011, the Compensation Committee approved the 2011 Executive Compensation Plan after reviewing the competitive assessment provided by Radford and specific recommendations from Radford with regard to compensation for Messrs. Kammersgard and Jamal. Given the Company’s fiscal restraints and desire to return to sustained non-GAAP profitability, the Compensation Committee decided to defer reinstating the 10% base salary reduction that Messrs. Kammersgard and Jamal received effective July 1, 2010. Accordingly, Messrs. Kammersgard and Jamal’s base salary levels remain unchanged at $360,000 and $279,000 respectively from their base salaries in effect since July 1, 2010. As a result, Mr. Kammersgard’s base salary was below the 25th percentile of the new benchmark of peer companies established in March 2011 by the Compensation Committee with counsel from Radford and Mr. Jamal’s annual base salary was between the 25th and 50th percentile of the new benchmark.

Annual Performance-Based Bonus

Annual bonuses may be awarded to our Named Executive Officers in accordance with the executive compensation plan for the applicable year, as established by the Compensation Committee.

Fiscal 2010

In January 2010, the Compensation Committee approved the 2010 Executive Compensation Plan, which re-instated the performance-based cash bonus program for the Named Executive Officers that had been suspended in 2009. The maximum target payout under this program was 50% of each of the Named Executive Officer’s target cash bonus. The target cash bonus for Messrs. Kammersgard and Jamal was 80% and 65% of their base salaries and therefore the target cash bonus for 2010 was established as 40% and 32.5% of each of Messrs. Kammersgard and Jamal’s base salary, respectively. As with historical practice, performance-based cash bonuses were tied to both corporate financial performance as well as individual objectives for all employees other than the Chief Executive Officer. The Chief Executive Officer’s cash bonus was only tied to corporate financial performance. The Chief Financial Officer’s cash bonus was tied 80% to corporate financial performance and 20% to achievement of specified goals related to the Company’s Sarbanes Oxley compliance for fiscal 2010.

The corporate financial performance criteria were established to be largely consistent with the 2010 Annual Operating Plan. The specified corporate financial targets and weighting is as follows: 25% upon achievement of specified 2010 revenue targets relating to certain business units; 10% upon achievement of a specific 2010 product margin target; 20% upon achievement of a specified 2010 EBITDA target; 25% upon achievement of specified business unit specific EBITDA targets; and 20% upon achievement of a specified target cash balance at December 31, 2010. All of the financial targets are calculated in accordance with our methodologies for financial reporting purposes and, with the exception of cash, exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, contingent consideration adjustments, Cloverleaf acquisition costs and the effects of foreign currency gains or losses and any other non-recurring, one-time charges or adjustments that the Compensation Committee, in its sole discretion, deems appropriate. The achievement of the financial targets and goals shall be determined by our Compensation Committee or our Board of Directors after the completion of fiscal 2010. The achievement of goals related to the Company’s Sarbanes Oxley compliance shall be determined by the Audit Committee or the Board of Directors following the completion of our fiscal 2010 audit by our independent registered public accountants.

In addition, management recommended and the Compensation Committee resolved to establish a “stretch cash bonus pool” of a maximum of $1 million that would only be funded if the Company achieved certain levels of non-GAAP EBITDA that exceeds the 2010 Annual Operating Plan. Any amounts earned from this “stretch cash bonus pool” would be shared by specified participants on a pro rata basis. The Named Executive Officers were among over 30 employees eligible to a cash distribution from this “stretch cash bonus pool.” Messrs. Kammersgard and Jamal’s estimated share of this “stretch bonus pool” of a maximum of $1 million would have been 21% and 13% of the pool, respectively.

The financial goals and individual objectives for the 2010 performance-based cash bonus program were established by the Compensation Committee and were weighted based on importance. The financial goals relate to revenue, product margin and EBITDA of our operating segments and cash and cash equivalents and the individual objectives are focused on each executive’s respective area of responsibility and designed to support overall corporate goal achievement. These goals were collectively designed to be challenging, and similar goals for the Named Executive Officers were not all met in the three most recent fiscal years (2007, 2008, and 2009) when such plans were in effect.

In June 2010, management recommended and the Compensation Committee resolved to terminate the performance-based cash bonus program and “stretch cash bonus pool” for all employees including our Named Executive Officers, as a part of our corporate expense reduction measures.

Fiscal 2011

In March 2011, the Compensation Committee approved the 2011 Executive Compensation Plan and established an annual performance-based bonus program. In addition, the Compensation Committee determined that the payout under such plan for 2011 shall be in the form of the Company’s common stock rather than cash, due to the Company’s fiscal restraints and desire to return to non-GAAP sustained profitability. The payout under the plan will be determined based upon the achievement of performance goals, with a maximum payout consisting of a number of shares of common stock with a value equal to 85% and 65% of Messrs. Kammersgard and Jamal’s base salaries, respectively, as of the date of determination of the level of achievement of the performance goals. The price used to calculate the value of the common stock grants shall be the closing sales price for such stock as reported on the NASDAQ Stock Market on the date of determination of the level of achievement of the performance goals. The Compensation Committee established five equally weighted principal corporate financial goals. These financial goals were derived from the Company’s internal operating plan that was approved by the Board in December 2010. The specified financial goals include two targets based on meeting or exceeding revenue targets for certain business lines, two targets based on meeting non-GAAP operating profits for certain business lines and meeting or exceeding a specific cash and cash equivalents goal as of December 31, 2011. All of the financial goals shall be calculated in accordance with our methodologies for financial reporting purposes and, with the exception of cash and cash equivalents, exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, contingent consideration adjustments, Cloverleaf acquisition costs and the effects of foreign currency gains or losses and any other non-recurring, one-time charges or adjustments that the Compensation Committee, in its sole discretion, deems appropriate. Additionally, the Company has established internal methodologies for the allocation of common costs and overhead to the various business lines and the Compensation Committee in its sole discretion may alter these allocation methodologies for the purposes of determining the results for the five specified financial targets that will help determine the size of the common stock grant to awarded to our Named Executive Officers under the Annual Performance-Based Bonus program. Finally, the Compensation Committee will have the discretion to determine whether any of the financial goals are met and as such whether common stock shall be granted for achievement of a goal, notwithstanding the fact that a goal is not met, in extraordinary circumstances.

The Compensation Committee determined that 100% and 80% respectively of Messrs. Kammersgard and Jamal’s annual performance-based bonus will tied to achieving the five equally weighted financial goals described above. In addition, 20% of Mr. Jamal’s annual performance-based bonus will be tied to achievement of a specified goal related to the Company’s Sarbanes Oxley compliance for fiscal 2011. The achievement of this Sarbanes Oxley goal, will be determined by the Audit Committee or the Board of Directors and the achievement of the financial goals will be determined by the Compensation Committee or the Board of Directors subsequent to December 31, 2011, but no later than the date that our Annual Report on Form 10-K is filed with the SEC for the year ending December 31, 2011.

Long-Term and Performance-Based Equity Incentives

Historically, our long-term and performance-based equity incentives were primarily in the form of stock options granted pursuant to our 2000 Amended and Restated Equity Incentive Plan, or the 2000 Plan. In 2008, we incorporated the use of both time-based restricted stock and performance-based restricted stock granted pursuant to the 2000 Plan. In 2009, our stockholders approved the 2009 Plan and we plan to continue to incorporate the use of stock options as well as both time-based restricted stock and performance-based restricted stock there-under. The objective of the stock option and restricted stock awards is to further enhance our executive officers’ long-term incentive to increase stockholder value, including our stock price, and company performance. We believe that stock option and restricted stock-based compensation achieves this objective by directly linking the economic benefit to recipients of stock option and restricted stock awards with the performance of the Company and its stock price. We also believe that the performance of the executive team has a direct effect on stock price and general company performance, and that time and performance-based stock option and performance-based restricted stock compensation encourages executive retention and performance because the awards are designed to vest over time and upon achievement of specific performance goals. The Compensation Committee first introduced the grant of performance-based restricted stock in addition to stock options in August 2008, so as to more clearly correlate financial performance to equity awards and incentives.

Stock options granted to our Named Executive Officers are approved by the Compensation Committee and are granted effective as of the third business day following the first general public release of our annual or quarterly revenues and/or earnings following the date of approval. The Compensation Committee may vary this procedure if it determines applicable circumstances, such as public disclosure requirements or other factors, justify doing so. In addition, the Compensation Committee approves all restricted stock awards to our Named Executive Officers, which are generally approved at times consistent with our stock option grant policy, provided, however, that restricted stock awards are generally effective on the date of approval by the Compensation Committee. Stock options granted to our Named Executive Officers are incentive stock options, to the extent permissible under the Code, and commence vesting upon the effective date of grant. In general and historically, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain circumstances described in “Employment and Change of Control Agreements.”

The equity awards granted to our Named Executive Officers in January 2010 consisted of both stock options and restricted stock grants. The stock options were subject to a time-based vesting requirement, while the restricted stock grants were subject to both time-based and performance-based vesting requirements approved by the Compensation Committee. Stock options granted under the 2000 Plan and the 1995 Incentive Program, as amended, or the Prior Plans expire 10 years from the effective date of grant, and stock options granted under the 2009 Plan expire seven years from the effective date of grant. The exercise price per share of each stock option granted to our Named Executive Officers is equal to the fair market value of our common stock on the effective date of grant. Under the Prior Plans, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the last market trading day prior to such date. Under the 2009 Equity Incentive Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on such date, or if such date is not a trading day the last market trading day prior to such date.

In general, each Named Executive Officer receives stock option and/or restricted stock grants in connection with his hire or promotion, and annually in the first quarter of each year. The size of each annual grant is based on an analysis of the following key factors for each executive:

•	benchmarking against our peer group, including an analysis of equity plan utilization percentages;

•	corporate and individual performance against goals; and

•	individual stock ownership.

The Company does not currently maintain holding period requirements for stock options and stock awards and does not currently have stock ownership guidelines for its executive officers or directors.

Fiscal 2010

In January 2010, the Compensation Committee approved the following equity grants for our Named Executive Officers, Messrs. Kammersgard and Jamal.

Executive Officer	Stock Options
Dana W. Kammersgard	150,000
Hanif I. Jamal	116,667

The options were granted under the 2009 Plan and will terminate seven years after the effective grant date of March 9, 2010, or earlier in the event the executive officer’s service to us is terminated, and have an exercise price per share of $1.44, the closing price of our common stock as reported on the NASDAQ Stock Market as of March 9, 2010. The options were awarded after taking into consideration tenure with Dot Hill, corporate and individual performance, competitive benchmarks and individual stock ownership. The options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

Also, in January 2010, as discussed above, the Compensation Committee approved the following grants of performance-based restricted stock to our Named Executive Officers.

Executive Officer	Restricted Stock
Dana W. Kammersgard	75,000
Hanif I. Jamal	58,333

The restricted stock granted to Messrs. Kammersgard and Jamal vest in two equal annual installments based on the achievement of specified corporate objectives for the fiscal year ending December 31, 2010, as determined the Board or the Compensation Committee subsequent to December 31, 2010 but no later than the date that our Annual Report on Form 10-K is filed with the SEC for the year ending December 31, 2010. The specified financial targets and weighting is as follows: 25% upon achievement of specified 2010 revenue targets relating to certain business units; 10% upon achievement of a specific 2010 product margin target; 20% upon achievement of a specified 2010 EBITDA target; 25% upon achievement of specified business unit specific EBITDA targets; and 20% upon achievement of a specified target cash balance at December 31, 2010. The Compensation Committee has the discretion to determine that a portion of the restricted stock grant should vest, notwithstanding the fact that a goal is not met, in extraordinary circumstances. All of the financial targets shall be calculated in accordance with our methodologies for financial reporting purposes and, with the exception of cash, exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, contingent consideration adjustments, Cloverleaf acquisition costs and the effects of foreign currency gains or losses and any other non-recurring, one-time charges or adjustments that the Compensation Committee, in its sole discretion, deems appropriate.

In March 2011, the Compensation Committee decided that based on the financial results of the Company relative to the previously established goals, 28% of each of Messrs. Kammersgard and Jamal’s 2010 performance-based restricted stock shall be eligible for vesting. The Compensation Committee determined that the Company exceeded one of its previously established goals for revenue for a specified business unit which warranted that 10% of the 2010 performance-based restricted stock grant shall be eligible for vesting. Furthermore, while the Company’s performance with respect to the management of cash and cash equivalents was below the established goal, the Compensation Committee concluded that despite net losses in 2010, and cash associated with the acquisition in January 2010 of Cloverleaf Communications Inc. cash and cash equivalents was well managed due to improvements in working capital management processes and more disciplined capital and operating expense deployment. The December 31, 2010 cash and cash equivalent level was above the 2010 Annual Operating Plan target that the Board of Directors had approved in December 2009, but slightly below the goal established by the Compensation Committee for determining vesting eligibility for the performance-based restricted stock granted in 2010. Consequently, the Compensation Committee elected to use its discretion and decided to vest 90% of the 20% of the performance-based restricted stock tied to year end 2010 cash and cash equivalents balance. In accordance with the vesting provisions established at the grant date of the 2010 performance-based restricted stock grant, 50% of the stock eligible for vesting would vest immediately on March 1, 2011 and the remaining 50% would vest on March 1, 2012. Consequently, 10,500 and 8,167 of Messrs. Kammersgard and Jamal’s performance-based restricted stock vested on March 1, 2011 and 10,500 and 8,166 will vest on March 1, 2012 as long as the respective executive remains employed by the Company and subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.”

In March 2011, the Compensation Committee approved the following grants of restricted stock to our Named Executive Officers for their contributions to the improved financial performance of the Company in 2010 which resulted in the Company reporting its first profitable quarter since the fourth quarter of 2005. In addition, the Compensation Committee recognized that using data based on compensation data presented by Radford as a guideline, both Messrs. Kammersgard and Jamal were being compensated at below the 25th percentile in terms of total cash and equity based compensation which was also factored into the Compensation Committee’s decision when establishing the grants for 2011.

Executive Officer	Restricted Stock
Dana W. Kammersgard	100,000
Hanif I. Jamal	75,000

The grant date of these restricted stock awards will be the third business day after the first general release of the Company’s first quarter 2011 revenue and/or earnings and 50% of such grant shall vest immediately and the remaining 50% shall vest one year after the grant date.

Fiscal 2011

In March 2011, the Compensation Committee approved the following equity grants for our Named Executive Officers, Messrs. Kammersgard and Jamal.

Executive Officer	Stock Options
Dana W. Kammersgard	200,000
Hanif I. Jamal	80,000

The options will terminate seven years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated. The grant date of these stock options will be the third business day after the general release of the Company’s first quarter 2011 revenue and/or earnings. The exercise price per share of these stock options will be the closing price of our common stock as reported on the NASDAQ Stock Market on the grant date. The options were awarded after taking into consideration tenure with Dot Hill, corporate and individual performance, competitive benchmarks, recommendations from Radford and individual stock ownership. The options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

Also in March 2011, the Compensation Committee approved the following grants of restricted stock to our Named Executive Officers.

Executive Officer	Restricted Stock
Dana W. Kammersgard	75,000
Hanif I. Jamal	37,500

The grant date of this restricted stock will be the third business day after the general release of the Company’s first quarter 2011 revenue and/or earnings. The restricted stock granted to Messrs. Kammersgard and Jamal vest in two equal annual installments commencing on the first anniversary of the grant date.

Change of Control Payments

We have entered into employment and change of control agreements with each of our Named Executive Officers, the terms of which are described under the headings “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control.” We believe that these change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. We do not provide excessive severance or change of control arrangements which provide for payments exceeding three times an executive’s base salary and bonus. Our change of control agreements for our Named Executive Officers provide only for payments of 1.25 times the annual base salary (not including bonus) in the event of a change in control.

Employee Stock Purchase Plan

We have also established our 2000 Amended and Restated Employee Stock Purchase Plan, as amended, or the Amended Purchase Plan, available to all of our employees, including our Named Executive Officers, which is intended to encourage employees to continue in our employ and to motivate employees through an ownership interest in Dot Hill. Under the Amended Purchase Plan, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

Other Benefits

We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our Named Executive Officers. We also provide personal paid time off and other paid holidays to all employees, including our Named Executive Officers, which are comparable to those provided at similar companies. Effective January 26, 2009, we eliminated our vacation accrual policy for our executive officers and most of our management. Our Named Executive Officers and management are entitled to paid time-off based on approval of their immediate superior.

Accounting and Tax Considerations

Section 162(m) of the Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our Named Executive Officers unless such compensation is treated as “performance-based compensation” within the meaning of the Code. As the total compensation paid by us to our Named Executive Officers excluding performance-based compensation is expected to be below $1 million, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Dot Hill with respect to the compensation of its Named Executive Officers. In determining the form and amount of compensation for our Named Executive Officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our performance-based restricted stock programs measure performance on an annual basis, our other equity awards typically vest over a number of years, which we believe encourages our Named Executive Officers to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

COMPENSATION OF DIRECTORS

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2010 to each of our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2010

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Charles F. Christ(5)	$101,621	$79,604	$11,752	$192,977
Thomas H. Marmen	$43,667	$8,750	$11,752	$64,169
Richard Mejia, Jr.	$63,600	$8,750	$11,752	$84,102
Roderick M. Sherwood, III	$51,000	$8,750	$11,752	$71,502
Kimberly E. Alexy(6)	$23,400	$—	$—	$23,400
Joseph D. Markee(6)	$16,667	$—	$—	$16,667

(1)	Cash amounts in this column represent the portion of the annual retainers, committee fees and meeting fees earned with respect to service during the Company’s 2010 fiscal year.

(2)	Amounts listed in this column represent the aggregate grant date fair value of the awards established in accordance with Financial Accounting Standards Board Statement ASC Topic 718 (“ASC Topic 718”). Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in Note 10 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.”

(3)	The aggregate number of shares subject to stock awards as of December 31, 2010 was 205,561 for Mr. Christ and 10,000 for each of Mr. Marmen, Mr. Mejia and Mr. Sherwood. Each non-employee director was granted a stock award on May 3, 2010 in the amount of 5,000 shares. In addition, Mr. Christ was granted an additional stock award on July 15, 2010 in the amount of 56,683 shares for his service on the Operations Committee. The weighted average grant date fair value of Mr. Christ’s 2010 stock awards was $1.29 per share and the grant date fair value of each of the 2010 stock awards granted to Mr. Marmen, Mr. Mejia and Mr. Sherwood was $1.75 per share.

(4)	The aggregate number of shares subject to outstanding option awards as of December 31, 2010 was 218,000; 70,000; 70,000; and 110,000 for Mr. Christ, Mr. Marmen, Mr. Mejia, and Mr. Sherwood, respectively. Each non-employee director was granted an option award on May 3, 2010 in the amount of 10,000 shares, for which the grant date fair value was $1.18 per share.

(5)	Compensation for Mr. Christ includes $5,621 which is included in the column entitled “Fees Earned or Paid in Cash,” and $70,854 which is included in the column entitled “Stock Awards,” for his service as a member of the Operations Committee. In July 2010, in further consideration for service on the Operations Committee, the Board approved additional director compensation for Mr. Christ, which included payment for services rendered in 2010 of $52,000 and payment for services rendered in prior fiscal years of $21,074. The Operations Committee compensation of $73,074, consisted of i) a grant of 56,683 shares of restricted stock valued at the closing price of our common stock on the NASDAQ Stock Market as of June 30, 2010 and ii) a cash payment equal to the difference between the $73,074 and the value of the restricted awards, resulting in cash consideration of $5,621.

(6)	Ms. Alexy and Mr. Markee ceased serving as directors after the 2010 Annual Meeting of Stockholders.

Each of our non-employee directors, excluding the Chairman of the Board, receives an annual fee of $24,000 plus an additional fee of $1,000 for each scheduled regular meeting of the Board. The Chairman of the Board receives an annual fee of $72,000 plus an additional fee of $1,000 for each scheduled regular meeting of the Board.

Members of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors also receive additional fees. Each Audit Committee member receives an annual fee of $5,000, with the exception of the Chair of the Audit Committee, who receives an annual fee of $7,000.

Each Compensation and Nominating and Corporate Governance Committee member receives an annual fee of $3,000 for each such committee on which they serve, with the exception of the Chair of each of the committees, who receives an annual fee of $4,000. Committee members also receive $1,000 for each committee meeting attended, independent of the particular committee.

Members of the Special Litigation Committee also receive $200 for each hour of committee service provided.

In addition, Mr. Christ received an additional fee for his service as a member of the Operations Committee. During the fiscal year ended December 31, 2010, Mr. Christ earned $52,000 for service on the Operations Committee pursuant to terms approved by the Board. In July 2010, in further consideration for service on the Operations Committee, the Board approved this additional director compensation for Mr. Christ, which included payment for services rendered in 2010 of $52,000 and payment for services rendered in prior fiscal years of $21,074. The Operations Committee compensation of $73,074, consisted of i) a grant of 56,683 shares of restricted stock valued at the closing price of our common stock on the NASDAQ Stock Market as of June 30, 2010 and ii) a cash payment equal to the difference between the $73,074 and the value of the restricted awards, resulting in cash consideration of $5,621. Subject to his continued service to us, 25% of the restricted stock award vests on each of the first, second, third and fourth anniversaries of the date of the grant, such that the restricted stock award will be fully vested four years from the date of the grant.

During the fiscal year ended December 31, 2010, the total cash compensation paid to non-employee directors was $407,150. All members of our Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings or other Board related functions in accordance with Dot Hill policy.

Each of our non-employee directors may receive discretionary equity award grants under our 2009 Plan and also receives non-discretionary stock option grants under the Directors’ Plan. Only our non-employee directors are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended not to qualify as incentive stock options under the Code.

Option grants under the Directors’ Plan are non-discretionary. Each person who is elected or appointed as a director and who, for at least one year preceding such election or appointment, has at no time served as a non-employee director, is automatically granted under the Directors’ Plan, without further action by us, our Board of Directors or our stockholders, an option to purchase 50,000 shares of our common stock as of the date of such election or appointment. In addition, as of the date of the annual meeting each year, each member of our Board of Directors who is not an employee and has served as a non-employee director for at least four months is automatically granted under the Directors’ Plan and without further action by us, our Board of Directors or our stockholders, an option to purchase 10,000 shares of our common stock. During the 2009 Annual Meeting, the Board approved an amendment to the Directors’ Plan to reduce the number of shares available to the automatic annual grant from 20,000 to 10,000 stock options. The Board also approved an automatic grant under the 2009 Plan, as of the date of the annual meeting each year and without further action by us, of 5,000 shares of common stock to each of our non-employee directors. The first such automatic grant was effected on the date of our 2009 Annual Meeting of the Stockholders. No other options may be granted at any time under the Directors’ Plan.

The exercise price of options granted under the Directors’ Plan may not be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant, which is deemed to be equal to the closing sales price of our common stock as reported on the NASDAQ Stock Market on the last market trading day prior to the effective date of grant. Initial option grants under the Directors’ Plan become exercisable, or vest, over four years during the option holder’s service as a director of the Company and any subsequent employment of the option holder by, and/or service by the option holder as a consultant to, us or an affiliate, collectively referred to as service. With respect to any initial grant of options, 25% of such options vest after one year of service and the remainder vest monthly over the next 36 months. Initial option grants under the Directors’ Plan permit exercise prior to vesting, but in such event, the option holder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the option holder’s service terminate. Annual option grants under the Directors’ Plan are fully vested on the date of grant. The term of options granted under the Directors’ Plan is 10 years. In the event of our merger with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

During 2010, we granted options under the Directors’ Plan covering 10,000 shares to each of our four non-employee directors as of our 2010 Annual Meeting of Stockholders, at an exercise price of $1.75 per share (based on the closing sales price reported on the NASDAQ Stock Market on the date of grant). During 2010, we also granted common stock under the 2009 Plan covering 5,000 shares to each of our four non-employee directors as of our 2010 Annual Meeting of Stockholders. The closing price of our common stock on the date of grant was $1.75 per share. In 2010, we also granted Mr. Christ 56,683 shares of restricted stock under the 2009 Plan for his service on the Operations Committee. The restricted stock is subject to vesting as follows: 25% of the restricted stock award vests on each of the first, second, third and fourth anniversaries of the date of the grant, such that the restricted stock award will be fully vested four years from the date of the grant. The term of options and restricted stock awards granted under the 2009 Plan is seven years.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that was earned during the fiscal years ended December 31, 2008, 2009 and 2010 by our Chief Executive Officer and Chief Financial Officer. We refer to these officers in this proxy statement as our Named Executive Officers.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)		Total
Dana W. Kammersgard President and Chief Executive Officer	2010	$380,000	$—	$63,375	$140,625	$10,640	(6)	$594,640
	2009	$367,500	$50,000	$40,250	$—	$110,040	(7)	$567,790
	2008	$367,500	$—	$—	$259,300	$—		$626,800

Hanif I. Jamal	2010	$294,500	$—	$49,291	$109,375	$44,015	(8)	$497,181
Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary	2009	$270,000	$50,000	$34,500	$—	$—		$354,500
	2008	$270,000	$—	$—	$259,300	$—		$529,300

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other personal benefits received by a Named Executive Officer which do not exceed $10,000 in the aggregate.

(2)	The Compensation Committee approved discretionary cash bonuses of $50,000 to each Messrs. Kammersgard and Jamal on January 20, 2010 in consideration for services provided in 2009. There were no cash bonuses earned during the fiscal years ended December 31, 2010 and 2008, respectively.

(3)

Amounts listed in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 during the applicable fiscal year. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in Note 10 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.”

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal 2010 covering 75,000 and 58,333 shares, respectively, for which 50% of the performance target benchmarks were considered probable of occurring at the grant date for each of Mr. Kammersgard and Mr. Jamal. Assuming 100% of the performance target benchmarks were achieved, the grant date fair value would have been $126,750 and $98,583 for Mr. Kammersgard and Mr. Jamal, respectively. In March 2011, the Compensation Committee decided that based on the financial results of the Company relative to the previously established goals for fiscal year 2010, 28% of each of Messrs. Kammersgard and Jamal’s 2010 performance based restricted stock was eligible for vesting. In accordance with the vesting provisions established at the grant date of the 2010 performance based restricted stock grant, 50% of the stock eligible for vesting vest immediately on March 1, 2011 and the remaining 50% vest on March 1, 2012. Consequently, 10,500 and 8,167 shares of the performance-based restricted stock granted to Messrs. Kammersgard and Jamal, respectively, vested on March 1, 2011 and 10,500 and 8,166 shares will vest on March 1, 2012 as long as the respective executive remains employed by the Company.

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal 2009 covering 175,000 and 125,000 shares, respectively, for which 50% and 60%, respectively, of the performance target benchmarks were considered probable of occurring at the grant date. Assuming 100% of the performance target benchmarks were achieved, the grant date fair value would have been $80,500 and $57,500 for Mr. Kammersgard and Mr. Jamal, respectively. In March 2010, based on the financial results of the Company relative to the previously established goals, the Compensation Committee approved that 50% of Mr. Kammersgard’s and 60% of Mr. Jamal’s performance based restricted awards would vest.

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal year 2008 covering 50,000 and 30,000 shares, respectively, for which we recognized no compensation expense during fiscal 2009 as we determined that it was not probable that the performance criteria would be met. Assuming 100% of the performance target benchmarks were achieved, the grant date fair value would have been $122,500 and $73,500 for Mr. Kammersgard and Mr. Jamal, respectively.

(4)	Amounts listed in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 during the applicable fiscal year. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in Note 10 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.” For financial statement reporting purposes, we recognize only the portion of the above values related to those awards which vested during the period.

(5)	Amounts listed in this column represent perquisites and personal benefits in which the aggregate amount for any given individual exceeded $10,000 for the fiscal year.

(6)	Includes $9,600 for an annual automobile allowance and $1,040 of company-paid life insurance premiums.

(7)	Includes $101,000 paid by the Company to cover costs of relocating from California to Colorado, $8,000 for an annual automobile allowance, and $1,040 of company-paid life insurance premiums.

(8)	Includes $12,958 paid by the Company to cover costs of relocating from California to Colorado, $20,417 of relocation allowance earned in 2010, $9,600 for an annual automobile allowance, and $1,040 of company-paid life insurance premiums.

As a result of Mr. Jamal relocating from California to Colorado, the Company will pay for all of his eligible household goods and family moving expenses in accordance with the Company’s relocation policy. In addition, the Company will provide Mr. Jamal with a monthly relocation allowance over a 24 month period equal to $150,000 less the amount of costs paid by the Company for Mr. Jamal’s household goods and family moving expenses.

Employment and Change of Control Agreements

In December 2008, we entered into an Amended and Restated Employment Agreement, or the CEO Agreement, with Mr. Kammersgard. The CEO Agreement replaced and superseded the Employment Agreement and Change of Control Agreement we entered into with Mr. Kammersgard on August 2, 1999 and April 6, 2006, respectively, referred to together as the Prior Agreements.

The Prior Agreements were replaced by the CEO Agreement primarily to address changes in the tax laws, including changes governing nonqualified deferred compensation arrangements (such as severance arrangements) under Section 409A of the Code. The CEO Agreement provides that any payments and benefits pursuant to the CEO Agreement, referred to as Severance Benefits, that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect, referred to collectively as Section 409A, shall not commence following termination of employment unless and until Mr. Kammersgard has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)), unless we reasonably determine that such amounts may be paid without causing Mr. Kammersgard to incur the additional 20% tax under Section 409A. However, if we determine that the Severance Benefits constitute “deferred compensation” under Section 409A and Mr. Kammersgard is, upon termination, a “specified employee” of ours (as such term is defined in Section 409A(a)(2)(B)(i) of the Code), then the timing of payment by us of Severance Benefits may be delayed solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A.

Additionally, under the CEO Agreement, Mr. Kammersgard is eligible to receive, subject to approval by our Compensation Committee, an annual discretionary bonus pursuant to our executive compensation plans for each fiscal year. Consistent with his previous severance benefits, if Mr. Kammersgard is terminated without cause or terminates his employment for good reason prior to the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his then current base salary. If Mr. Kammersgard continues his employment through the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 125% of his annual base salary in effect immediately prior to the change of control, referred to as the CEO Change of Control Bonus. If Mr. Kammersgard is terminated without cause or terminates his employment for good reason following the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any CEO Change of Control Bonus paid to Mr. Kammersgard and provided that his annual base salary at the time of termination exceeds his annual base salary in effect immediately prior to the change of control by at least 25%. Further, in the event Mr. Kammersgard continues his employment through the effective date of a change of control, all unvested equity awards granted to Mr. Kammersgard will accelerate in full. In the event his employment is terminated, other than for death or complete disability, we have the right to retain Mr. Kammersgard as a consultant during the 12 months following his termination, referred to as the CEO Consulting Period, for a period of up to 12 days during such CEO Consulting Period. In exchange for his availability during the CEO Consulting Period, Mr. Kammersgard is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

In March 2009, we entered into an Amended and Restated Employment Agreement, or the CFO Agreement, with Mr. Jamal. The CFO Agreement replaces and supersedes the Employment Agreement entered into with Mr. Jamal on December 18, 2008.

Under the CFO Agreement, Mr. Jamal is eligible to receive, subject to approval by our Compensation Committee, an annual discretionary bonus pursuant to our executive compensation plans for each fiscal year. If Mr. Jamal is terminated without cause or terminates his employment for good reason prior to the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his then current base salary. If Mr. Jamal continues his employment through the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 125% of his annual base salary in effect immediately prior to the change of control, referred to as the CFO Change of Control Bonus. If Mr. Jamal is terminated without cause or terminates his employment for good reason following the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any CFO Change of Control Bonus paid to Mr. Jamal and provided that his annual base salary at the time of termination exceeds his annual base salary in effect immediately prior to the change of control by at least 25%. Further, in the event Mr. Jamal continues his employment through the effective date of a change of control, all unvested equity awards granted to Mr. Jamal will accelerate in full. In the event his employment is terminated, other than for death or complete disability, we have the right to retain Mr. Jamal as a consultant during the 12 months following his termination, referred to as the CFO Consulting Period, for a period of up to 12 days during such CFO Consulting Period. In exchange for his availability during the CFO Consulting Period, Mr. Jamal is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

In establishing the triggering events for payment obligations in connection with termination and/or change of control events under our employment and change of control agreements with our Named Executive Officers, the Compensation Committee carefully considered a variety of factors. Payments upon termination by us without cause or by the employee for good reason are provided because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. Dot Hill benefits by requiring a general release from terminated employees. In addition, Dot Hill may request non-compete and non-solicitation provisions in connection with individual separation agreements. Payments and option acceleration in connection with a change of control are intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change of control activity through providing incentives to remain with Dot Hill despite uncertainties while a transaction is under consideration and by encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. Furthermore, these payments assist the Company in attracting and retaining highly valued executives.

Potential Payments Upon Termination or Change Of Control

The following table sets forth potential payments to our Named Executive Officers upon various termination or change of control events assuming such events occurred as of December 31, 2010.

Name	Benefit(1)	Termination Without Cause or Upon Good Reason	Change of Control	Termination Without Cause or Upon Good Reason after Change of Control
Dana W. Kammersgard	lump sum cash	$360,000	$450,000	—	(2)
	option vesting acceleration	—	$46,500	—
	restricted stock vesting acceleration	—	$18,375	—
Hanif I. Jamal	lump sum cash	$279,000	$348,750	—	(2)
	option vesting acceleration	—	$36,167	—
	restricted stock vesting acceleration	—	$14,291	—

(1)	Amounts shown for option vesting acceleration represent the value of in-the-money unvested options that would have accelerated if the change of control occurred on December 31, 2010 based on the difference between the market value of our common stock on that date and the exercise price of the respective options.

(2)

Each Named Executive Officer is entitled to a lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any lump sum cash payments previously made to the Named Executive Officer in connection with a change of control. Lump sum payments reflected in this column are contingent upon the Named Executive Officer’s annual base salary at the time of termination exceeding his annual base salary in effect immediately prior to the change of control by at least 25%. If following a change of control, the Named Executive Officer’s termination without cause or resignation for good reason occurred on December 31, 2010, and assuming Messrs. Kammersgard and Jamal’s annual base salaries were $360,000 and $279,000, respectively, as of such date, Messrs. Kammersgard and Jamal would not receive any payments in connection with such termination.

Grants of Plan-Based Awards During Fiscal Year Ended 2010

Historically, we granted stock awards to our executive officers under the 2000 Plan. On June 15, 2009, the stockholders approved the 2009 Plan, which both increased the number of shares available for future awards to both executives and non-executive employees, as well as modified certain terms of future awards.

Subsequent to the 2009 Annual Meeting of the Stockholders, we granted stock awards to our executive officers under the 2009 Plan. As of February 1, 2011, options to purchase a total of 978,500 shares were outstanding, awards other than stock options and stock appreciation rights covering an aggregate of 1,538,326 shares were outstanding and 2,087,866 shares were available for future grant under the 2009 Plan. As of February 1, 2011, options to purchase a total of 4,774,759 shares were outstanding under the 2000 Plan.

All stock options granted to our Named Executive Officers are incentive stock options, to the extent permissible under the Code. Generally, 25% of the shares subject to options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.” However, commencing with grants in February 2009 and thereafter, 25% of the shares subject to stock option and restricted stock awards typically vest on each anniversary from the effective date of grant, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.” Options under the Prior Plans expire 10 years from the date of grant, and options under the 2009 Plan expire seven years from the date of grant. The exercise price per share of each option granted to our Named Executive Officers was equal to the fair market value of our common stock on the date of the grant. Under the Prior Plans, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the last market trading day prior to such date. Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on such date, or if such date is not a trading day, the last market trading day prior to such date.

The following table provides information regarding grants of plan-based awards to the Named Executive Officers in the fiscal year ended December 31, 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dana W. Kammersgard	1/20/10	$—	$160,000	$—	—	75,000		—	—	$—	$126,750
	3/9/10	$—	$—	$—	—	—	—	150,000	—	$1.44	$140,625
Hanif I. Jamal	1/20/10	$—	$100,750	$—	—	58,333		—	—	$—	$98,583
	3/9/10	$—	$—	$—	—	—	—	116,667	—	$1.44	$109,375

(1)

In June 2010, the Compensation Committee terminated both the 2010 Executive Compensation Plan and the “stretch cash bonus pool.” Accordingly, no awards were granted, earned or paid under these plans. The target payout under the 2010 Executive Compensation Plan was 40% and 32.5% of each of Messrs. Kammersgard’s and Jamal’s base salary, respectively. There were no thresholds or maximums established under the 2010 Executive Compensation

Plan. The target payout under the “stretch cash bonus pool” was $205,662 and $129,503, respectively, for Messrs. Kammergard and Jamal. A description of the non-equity based compensation plans terminated in July 2010 can be found under the heading Compensation Discussion and Analysis—Annual Performance-Based Bonus.

(2)	The amounts shown in these columns represent the maximum and target vesting levels for the fiscal 2010 performance-based restricted stock awards. 28% of Mr. Kammersgard’s and Mr. Jamal’s performance-based restricted stock awards granted in 2010 were achieved during 2010, of which 50% of such shares vested on March 1, 2011 and 50% are scheduled to vest on March 1, 2012. Please see “Compensation Discussion and Analysis—Long-Term and Performance-Based Equity Incentives” in this proxy statement for a detailed description of the vesting provisions applicable to these restricted stock awards.

(3)	Amounts listed in this column represent the aggregate full grant date fair value computed in accordance with ASC Topic 718. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in Note 10 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.”

Outstanding Equity Awards at Fiscal Year-End 2010

The following table provides information regarding all outstanding equity awards held by each of our Named Executive Officers as of December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dana W. Kammersgard	100,000	—	(1)	—	$1.89	7/23/2011
	50,000	—	(1)	—	$3.10	1/1/2013
	50,000	—	(1)	—	$15.15	1/1/2014
	250,000	—	(1)	—	$6.25	11/1/2014
	80,000	—	(1)	—	$6.10	1/31/2015
	150,000	—	(1)	—	$6.87	3/7/2016
	191,667	8,333	(1)	—	$3.57	2/27/2017
	68,749	31,251	(1)	—	$2.40	3/18/2018
	43,749	31,251	(1)	—	$2.36	8/11/2018
	—	150,000	(2)	—	$1.44	3/9/2017
									75,000	$126,750
Hanif Jamal	225,000	—	(1)	—	$3.03	7/31/2016
	71,875	3,125	(1)	—	$3.57	2/27/2017
	68,748	31,252	(1)	—	$2.40	3/18/2018
	43,750	31,250	(1)	—	$2.36	8/11/2018
	—	116,667	(2)	—	$1.44	3/9/2017
									58,333	$98,583

(1)	Unvested options granted under the 2000 Plan. 25% of the shares subject to the options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.”

(2)	Unvested options granted under the 2009 Plan. 25% of the shares subject to the options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.”

(3)	Shares appearing in this column are performance-based restricted stock awards for 2010. Please see Compensation Discussion and Analysis in this proxy statement for a detailed description of the vesting provisions applicable to these restricted stock awards.

Option Exercises and Stock Vested During Fiscal Year-End 2010

None of our Named Executive Officers exercised stock options during 2010. The following table shows, for the fiscal year ended December 31, 2010, certain information regarding stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Dana W. Kammersgard	—	—	87,500	$147,875
Hanif Jamal	—	—	75,000	$126,750

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal 2009 covering 175,000 and 125,000 shares, respectively, for which 87,500 shares granted to Mr. Kammersgard vested in 2010 and 75,000 shares granted to Mr. Jamal vested in 2010.

Pension Benefits at Fiscal Year-End 2010

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans at Fiscal Year-End 2010.

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Dot Hill’s preference to avoid related party transactions. Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and NASDAQ listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Dot Hill is a participant and in which any of the following persons has or will have a direct or indirect interest: any executive officer, director, or more than 5% stockholder of Dot Hill, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2010, we granted options to purchase an aggregate of 40,000 shares of our common stock to our non-employee directors, each with an exercise price per share of $1.75. During the fiscal year ended December 31, 2010, we also granted common stock covering an aggregate of 20,000 shares to our non-employee directors. The closing price of our common stock on the date of grant was $1.75 per share. During the fiscal year ended December 31, 2010, we also granted an aggregate of 56,683 shares of restricted stock to one non-employee director. The closing price of our common stock on the date of grant was $1.25 per share.

During the fiscal year ended December 31, 2010, we granted options to purchase an aggregate of 266,667 shares of our common stock to our Named Executive Officers, each with an exercise price per share of $1.44. Additionally, during the fiscal year ended December 31, 2010, we granted restricted stock awards to our Named Executive Officers covering an aggregate of 133,333 shares of our common stock. The closing price of our common stock on the date of grant was $1.69 per share.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Please see “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change-in-Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Dot Hill common stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to Hanif Jamal (Chief Financial Officer), 1351 South Sunset Street, Longmont, CO 80501 or contact Hanif Jamal at (303) 845-3200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ DANA W. KAMMERSGARD

Dana W. Kammersgard

President and Chief Executive Officer

Longmont, Colorado

March 25, 2011

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC is available without charge upon written request to: 1351 South Sunset Street, Longmont, CO 80501, Attn: Secretary.

Appendix A

DOT HILL SYSTEMS CORP.

2009 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 27, 2009

APPROVED BY THE STOCKHOLDERS: JUNE 15, 2009

AMENDMENT ADOPTED BY THE BOARD OF DIRECTORS: MARCH 1, 2011

AMENDMENT APPROVED BY THE STOCKHOLDERS: MAY 2, 2011

TERMINATION DATE: APRIL 26, 2019

1.	GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan and the Dot Hill Systems Corp. 1995 Incentive Program, as Amended and Restated (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans as of the Effective Date (the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

1.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

2.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) DELEGATION TO COMMITTEE.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 20,520,535 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans’ Available Reserve, (ii) an additional 12,500,000 new shares, plus (iii) an additional number of shares in an amount not to exceed 7,112,217 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.5 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

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(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award, and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.5 shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares in the Share Reserve.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 2,000,000 shares of Common Stock.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for

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shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of seven (7) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of

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shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration

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of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

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6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

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(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) PERFORMANCE AWARDS.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 2,000,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $2,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based

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compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

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(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

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(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock

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awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards, portions thereof, or with respect to all Participants. Notwithstanding the foregoing, stock awards granted under the Prior Plans may provide for different treatment upon a Corporate Transaction or similar event, and the provisions of the Prior Plans will be controlling.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

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10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any

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determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Dot Hill Systems Corp., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the

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Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of more than fifty (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

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(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to

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exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Dot Hill Systems Corp. 2009 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

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(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees:
01	Dana W. Kammersgard 02 Richard Mejia, Jr.
The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2	To approve the Company’s 2009 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,000,000 shares.					☐	☐	☐
3	To approve the following resolution:					☐	☐	☐

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends you vote 3 YEARS on the following proposal:					1 year	2 years	3 years	Abstain
4	An advisory vote on the frequency of holding an advisory vote on executive compensation.				☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
5

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

DOT HILL SYSTEMS CORP. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2011

The undersigned hereby appoints Dana W. Kammersgard and Hanif I. Jamal, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dot Hill Systems Corp. to be held at 1351 S. Sunset Street, Longmont, Colorado, on Monday, May 2, 2011, at 8:30 a.m. (Mountain Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted “For” the nominees listed in Proposal 1 and “For” Proposal 2, Proposal 3 and Proposal 5 and “3 years” for Proposal 4, all as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Continued and to be signed on reverse side